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                                  EXHIBIT 10.1


                              AMENDMENT NO. ONE TO
                              EMPLOYMENT AGREEMENT
                                       OF
                                 JOEL R. SCHULTZ

                  This AMENDMENT NO. ONE TO EMPLOYMENT AGREEMENT is entered into as of April 17, 1997, subject to the approval of the stockholders of PacificAmerica Money Center, Inc. ("Employer"), effective for all periods beginning January 1, 1997, by and between Employer and Joel R. Schultz ("Schultz"), with reference to the following facts:

                  A. Employer and Schultz are parties to an Employment Agreement dated as of June 27, 1996 (the "Agreement"), pursuant to which Employer has engaged Schultz as President of Employer. Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

                  B. Employer and Schultz now desire to amend certain provisions of the Agreement as set forth herein.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. Section 1(a) of the Agreement is hereby amended to extend the initial term of this Agreement until December 31, 2000 which shall thereafter be extended for additional one year terms unless either Employer or Schultz gives notice of its or his intention not to extend the Agreement at least six months prior to the end of the initial term or any renewal term thereof.

                  2. Section 2(a)(ii) of the Agreement is hereby amended to provide that the Bonus payable to Schultz shall be equal to the applicable percentage specified in the Agreement of the annual net pre-tax profits of Employer, as determined before deduction of the Bonus payable to Schultz and the bonus payable to Richard D. Young.

                  3. Section 2(a)(ii) is further amended to provide that up to 80% of each year's annual bonus will be payable in quarterly installments during the applicable year for which the bonus is earned, determined by annualizing the quarterly net pre-tax profits, net after-tax profits and return on equity for each of the first three quarters of the year. To the extent that a quarterly bonus amount is paid for any quarter, and the annualized return on equity for the year-to-date, as determined in the following quarter, results in an overpayment of bonus for the prior quarter, the overpayment amount shall be repaid by Schultz in the following quarter, or in the discretion of the Executive Compensation Committee of the Board of Directors of Employer, deducted from the Base Salary and other amounts due to Schultz under the Agreement or repaid pursuant to a schedule of repayment determined appropriate by such Committee.

                  4. Section 7(b) is hereby amended in its entirety to read as follows:
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                  "Upon termination of employment pursuant to this Section 7,
                  Schultz shall be entitled to use of an automobile or automobile allowance, full automobile insurance coverage, and health insurance coverage under any health insurance policies maintained by Employer for its other senior executive officers, all of which shall be provided pursuant to the terms of Section 2 (a) (v) herein and shall continue to be provided without interruption for eighteen (18) months following the effective date of termination pursuant to this Section 7. Upon termination pursuant to this Section, Employer shall additionally pay to Schultz a lump sum payment, to be paid within five (5) days after the date of Schultz's notice pursuant to Section 7(a) herein, which shall consist of: (i) one and one-half times the full annual Base Salary; (ii) an amount equal to one and one-half times the greater of (a) the annual Bonus compensation earned by Schultz at the end of the prior year or (b) the annualized Bonus compensation earned by Schultz for the year in which the Corporate Change takes place, determined by annualizing the net pre-tax profits, net after-tax profits and return on equity of Employer from January 1 of the year of the Corporate Change through the last full month prior to the effective date of the Corporate Change, not reduced by any quarterly bonus payments previously paid or accrued for the applicable year, which shall be deemed earned through the last day of the month prior to the termination of employment pursuant to this Section 7; and
                  (iii) the cash value of all vacation, holiday and sick days which have accrued up to the date of termination and which would have accrued for eighteen (18) months following termination pursuant to this Section 7. (The sum of all amounts and benefits to be provided by Employer to Schultz pursuant to this Section 7 (b) is collectively referred to herein as the "Corporate Changes Termination Payment"). Notwithstanding the foregoing, if Schultz gives notice of termination pursuant to this Section 7 prior to the closing of a transaction referred to in Section 7(a)(i), (ii) or (iii) hereof, the Corporate Changes Termination Payment must be made a condition to and must be paid concurrently with the closing of such a transaction."

                  5. Except as amended by the terms of this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect, and this Amendment shall be deemed a part of the Agreement, subject to all of the general terms and conditions of the Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                      PACIFICAMERICA MONEY CENTER, INC.


_________________________             By:______________________
JOEL R. SCHULTZ                       Charles J. Siegel, Chief Financial Officer

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                              AMENDMENT NO. TWO TO
                              EMPLOYMENT AGREEMENT
                                       OF
                                 JOEL R. SCHULTZ

                  This AMENDMENT NO. TWO TO EMPLOYMENT AGREEMENT is entered into as of February 3, 1998, by and between PACIFICAMERICA MONEY CENTER, INC., a Delaware corporation (hereinafter referred to as "Employer"), and JOEL R. SCHULTZ (hereinafter referred to as "Schultz"), with reference to the following facts:

                  A. Employer and Schultz are parties to an Employment Agreement dated as of June 27, 1996 (the "Agreement"), as amended by Amendment No. One thereto dated as of April 17, 1997, pursuant to which Employer has engaged Schultz as President and Chief Executive Officer of Employer. Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

                  B. Employer and Schultz now desire to amend certain provisions of the Agreement as set forth herein.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. Section 2(a)(ii) of the Agreement is hereby amended to provide that, with respect to the portion of the Bonus earned for the year ended December 31, 1997 (the "Deferred 1997 Bonus") which has not been advanced as of the date hereof, Employer shall pay such Deferred 1997 Bonus as provided herein. Employer shall use its best efforts to determine the amount of the Deferred 1997 Bonus (the "Determination Date") on or before March 15, 1998, and shall pay the Deferred 1997 Bonus by the fifth business day following the Determination Date (the "Deferred 1997 Bonus Payment Date") in the following manner:

                  a.       $450,000 shall be paid in cash; and

                  b. the balance of the Deferred 1997 Bonus shall be paid in shares of common stock of Employer ("Common Stock") equal to the fair market value of such balance, which shall be determined as the number of shares equal to the nearest whole number derived from dividing such balance by the highest of: (i) the closing price per share of the Common Stock on the Determination Date, as reported on the Nasdaq National Market ("NNM"); (ii) the average closing price per share of the Common Stock for the 10 trading days preceding the Determination Date as reported on the NNM; or (iii) $10.00 per share, with any fractional amount paid in cash.

                  2. Except as amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect, and this Amendment shall be deemed a part of the Agreement, subject to all of the general terms and conditions of the Agreement.
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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above


                                      PACIFICAMERICA MONEY CENTER, INC.


_________________                     By:______________________
JOEL R. SCHULTZ                       Charles J. Siegel, Chief Financial Officer




Attest:


By:_______________________
   Richard B. Fremed, Corporate Secretary